Exhibit 10.2

ADOBE SYSTEMS INCORPORATED

2003 EQUITY INCENTIVE PLAN

2007 PERFORMANCE SHARE PROGRAM

AWARD GRANT NOTICE

Adobe Systems Incorporated (the “Company”), pursuant to its 2007 Performance Share Program (the “Program”) under its 2003 Equity Incentive Plan (the “Plan”), hereby awards to Participant the award (the “Award”) set forth below.  This Award is subject to all of the terms and conditions as set forth herein and in the Performance Share Award Agreement, the Program and the Plan, all of which are attached hereto and incorporated herein in their entirety.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan or the Program, as applicable.

Participant:
Date of Grant:
Vesting Commencement Date
Number of Shares of Stock Subject to Target Award:	[ ] shares of Stock
Number of Shares of Stock Subject to Maximum Award:	200% of number of shares of Stock subject to Target Award
Performance Period:

Determination of Actual Award:  On the Certification Date, and provided that (i) the specified level of applicable Performance Goals is attained during the Performance Period and (ii) Participant continues to render Service to the Company or any other Participating Company through the Certification Date, the Company shall credit Participant with an Actual Award representing the number of shares of Stock (which may be equal to all or a portion (including none) of the Maximum Award) as determined by the Committee based on the degree of achievement of the Other Performance Goals set forth on Exhibit A to the Program and the limitations set forth in Section 5 of the Performance Share Award Agreement.

Vesting Schedule:   The Actual Award shall vest as to 1/4th of the shares of Stock subject to the Actual Award on the later of (i) the Certification Date and (ii) the one year anniversary of the [                    ] (the “First Vesting Date”), and thereafter as to 1/4th of the shares of Stock subject to the Actual Award on each of the second, third and fourth anniversaries of the [                    ] (each such date, a “Vesting Date”), so that the Actual Award will be fully vested as of the fourth anniversary of the Vesting Commencement Date; provided, however, that the Participant continues to render Service to the Company or any other Participating Company through each such vesting date.

Delivery of Shares:   Subject to the limitations contained herein and the provisions of the Plan and the Program, the Company shall deliver to the Participant the vested shares of Stock subject to the Actual Award as provided in Section 3 of the Performance Share Award Agreement.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Award Grant Notice, the Performance Share Award Agreement, the Program and the Plan.  Participant further acknowledges that as of the Date of Grant, this Award Grant Notice, the Performance Share Award Agreement, the Program, and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on that subject with the exception of (i) awards previously granted to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

ADOBE SYSTEMS INCORPORATED:	PARTICIPANT:

By:
Signature	Signature

Title:	Date:

Date:

ATTACHMENTS:	Performance Share Award Agreement, 2007 Performance Share Program and 2003 Equity Incentive Plan

ADOBE SYSTEMS INCORPORATED

2003 EQUITY INCENTIVE PLAN

2007 PERFORMANCE SHARE PROGRAM

PERFORMANCE SHARE AWARD AGREEMENT

Pursuant to the Award Grant Notice (“Grant Notice”) and this Performance Share Award Agreement (“Award Agreement”), Adobe Systems Incorporated (the “Company”) has awarded you, pursuant to its 2007 Performance Share Program (the “Program”) under its 2003 Equity Incentive Plan (the “Plan”), the Maximum Award as indicated in the Grant Notice.  Unless otherwise defined herein or in the Grant Notice, capitalized terms shall have the meanings set forth in the Plan or the Program, as applicable.

The details of your Award are as follows.

1.             ENTITLEMENT TO SHARES.

(a)           Actual Award.  Provided that (i) the specified level of applicable Performance Goals is achieved during the Performance Period and (ii) you continue to render Service to the Company or any other Participating Company through the Certification Date, then, subject to the limitations contained herein and to the provisions of the Program and the Plan, you shall be credited with an Actual Award on the Certification Date equal to all or a portion (including none) of the Maximum Award, with a reduction from the Maximum Award determined by the Committee based on the degree of achievement of the Other Performance Goals set forth on Exhibit A to the Program and, as applicable, based on any reduction pursuant to Section 5 of this Award Agreement.  If the Committee does reduce the Maximum Award on account of the degree of achievement of Other Performance Goals, you will be credited with a portion (or none) of the shares of Stock subject to the Maximum Award; provided, however, that (i) if a specified level of Performance Goals is not achieved during the Performance Period, you will not be credited with or receive any shares of Stock, and (ii) the maximum number of shares of Stock for which you may be credited as an Actual Award will in no event exceed the Maximum Award.

(b)           Vesting.  The Actual Award shall be subject to vesting in accordance with the Vesting Schedule set forth on the Grant Notice, subject to such acceleration as provided in Section 1(c) or 7 below.

(c)           Disability or Death.

(i)            If your Service terminates on or prior to the Certification Date by reason of death or Disability, you (or your heirs in the case of death) will be credited with a pro-rated Actual Award equal to that number of shares of Stock that you would have been credited with if you had remained in Service until the Certification Date based on the actual achievement of the Performance Goals and Other Performance Goals, with pro-ration made based on the number of months of Service (rounded up for any partial months of Service) you provided in the Performance Period prior to termination (but in no event shall you be credited with more than 12 months of Service during the Performance Period).  You will be deemed to have vested in that 1/4th of the shares of Stock subject to the Actual Award that would have vested on the First Vesting Date.

(ii)           If your Service terminates on or after the Certification Date, you will be deemed to have vested in that 1/4th of the shares of Stock subject to the Actual Award that would have vested on the next Vesting Date (which may be the First Vesting Date if the Certification Date occurs prior to the first anniversary of the Vesting Commencement Date).

(iii)         The shares of Stock subject to an Actual Award that vests pursuant to this Section 1(c) shall be issued and delivered to you (or your heirs in the case of death) at such time as such shares would normally be issued pursuant to Section 3 below.

2.             DIVIDENDS.  Except as provided in Section 6 below, you shall not receive or be credited with any payment or other adjustment in the number of shares subject to the Actual Award for cash dividends that may be made in respect of the shares of Stock to which your Actual Award relates unless the record date for such dividends occurs after the last day of the Performance Period.  Any dividends that may be made in respect of the shares of Stock subject to your Actual Award pursuant to the foregoing sentence will be (a) credited as Dividend Equivalents, (b) subject to vesting in accordance with the Vesting Schedule, (c) subject to any deferral election you make, and (d) paid in the same form issued to other stockholders.

3.             DELIVERY OF SHARES.  Subject to Sections 4 and 13 of this Award Agreement, the Company shall issue and deliver to you (or your heirs in the case of death) the certificates representing the shares of Stock subject to a vested Actual Award (the “Certificates”) within thirty (30) days following the date of vesting of such Actual Award in accordance with Section 1(b) of this Award Agreement.  If you elect to defer delivery of the shares of Stock as provided in Section 4 of this Award Agreement, shares of Stock will be issued and delivered to you on the date or dates that you elect on your deferral election form.  The Certificates shall be in such form as is determined by the Company.  All shares of Stock shall be fully vested on delivery.

4.             DEFERRAL ELECTION.  If permitted by the Company to do so, you may elect to defer receipt of the shares of Stock that would otherwise be issued pursuant to the vesting of your Award in accordance with the terms and conditions, including the applicable eligibility requirements, of the Company’s Deferred Compensation Plan.  The Board (or an appropriate committee thereof) will, in its sole discretion, establish the rules and procedures for such deferrals.

5.             EFFECT OF LEAVES OF ABSENCE.  Unless otherwise required by law, if you have taken in excess of thirty (30) days of leaves of absence during a Performance Period, your Actual Award shall be prorated on the basis of the number of days of Service during the Performance Period during which you were not on a leave of absence.

6.             NUMBER OF SHARES.  The number of shares of Stock subject to your Award will be adjusted from time to time for capitalization adjustments, as provided in Section 4.2 of the Plan.

7.             EFFECT OF CHANGE IN CONTROL.  Upon a change in control (as defined in the Company’s Executive Severance Plan in Event of Change in Control), the Program shall terminate.

(a)           If the change in control occurs on or prior to the Certification Date, then (i) you shall be credited with an Actual Award in respect of the number of shares of Stock subject to the Target Award shown on the Grant Notice multiplied by a fraction, the numerator of which is the number of months (rounded up for any partial months) of the Performance Period that have elapsed as of the effective date of the change in control (which number shall not be greater than 12) and the denominator of which is 12 and (ii) you shall be deemed to have vested in that 1/4th of the shares of Stock subject to the Actual Award that would have vested on the First Vesting Date.

(b)           If the change in control occurs after the Certification Date, then you shall be deemed to have earned and vested in that 1/4th of the shares of Stock subject to the Actual Award that would have vested if the transaction were to occur on the next Vesting Date (which may be the First Vesting Date if the Certification Date occurs prior to the first anniversary of the Vesting Commencement Date).

(c)           Shares of Stock (or any other shares of stock, cash or other property received pursuant to the change in control in consideration for the shares of Stock subject to the Actual Award; such consideration, the “Consideration”) in respect of such Actual Award will be delivered to you not later than immediately prior to the change in control; provided, however, that the Company may delay delivery of the shares of Stock (or the Consideration, as applicable) for six (6) months or such lesser period of time as is required to avoid any additional taxes, penalties and interest under Section 409A of the Code (and any state tax laws of similar effect).  You hereby acknowledge that Awards are considered “performance share units” as such term is used in the Company’s Executive Severance Plan in Event of Change in Control and any individual change in control agreements.

8.             SECURITIES LAW COMPLIANCE.  The grant of your Award and the issuance of any shares of Stock pursuant to an Actual Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  You may not be issued any shares of Stock pursuant to an Actual Award if the issuance of shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, you may not be issued any shares of Stock pursuant to an Actual Award unless (i) a registration statement under the Securities Act shall at the time of issuance be in effect with respect to the shares of Stock or (ii) in the opinion of legal counsel to the Company, the shares of Stock may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  YOU ARE CAUTIONED THAT THE SHARES OF STOCK MAY NOT BE ISSUED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock pursuant to an Actual Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the issuance of any shares of Stock pursuant to an Actual Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company

9.             RESTRICTIVE LEGENDS.  The shares of Stock issued pursuant to an Actual Award shall be endorsed with appropriate legends, if any, determined by the Company.

10.          TRANSFERABILITY.  Your Award and any unvested shares of Stock subject to the Actual Award are not transferable, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Stock pursuant to Section 3 of this Award Agreement.

11.          AWARD NOT A SERVICE CONTRACT.  Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or the Participating Company Group, or on the part of the Company or Participating Company Group to continue such service.  In addition, nothing in your Award shall obligate the Company or the Participating Company Group, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as an Employee, Director or Consultant for the Company or the Participating Company Group.

12.          UNSECURED OBLIGATION.  Your Award is unfunded, and you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock pursuant to an Actual Award under this Award Agreement.  You shall not have voting or any other rights as a stockholder of the Company with respect to the Stock acquired pursuant to this Award Agreement until such Stock is issued to you pursuant to this Award Agreement.  Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Stock so issued.  Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

13.          WITHHOLDING OBLIGATIONS.  Regardless of any action taken by the Company or the Participating Company Group with respect to any or all income, employment, social insurance, or payroll taxes, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and Participating Company Group (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your Award, the subsequent sale of shares of Stock acquired pursuant to an Actual Award, or the receipt of any dividends and (ii) does not commit to structure the terms of the grant or any other aspect of your Award to reduce or eliminate your liability for Tax-Related Items.  At the time any Actual Award is determined, at the time you vest in such Actual Award, at the time you receive a distribution of shares of Stock pursuant to such Actual Award, or at any time thereafter as requested by the Company or the Participating Company Group, you shall pay or make adequate arrangements satisfactory to the Participating

Company Group to satisfy all withholding obligations of the Participating Company Group.  In this regard, at the time you receive a distribution of shares of Stock pursuant to an Actual Award, or at any time thereafter as requested by the Company or the Participating Company Group, you hereby authorize the withholding of that number of whole vested shares of Stock otherwise deliverable to you pursuant to an Actual Award under this Award Agreement having a fair market value not in excess of the amount of the Tax-Related Items determined by the applicable minimum statutory rates.  Finally, you shall pay to the Company or Participating Company Group (as applicable) any amount of the Tax-Related Items that the Company or the Participating Company Group may be required to withhold as a result of your participation in the Plan that cannot be satisfied by the means previously described.  The Company and the Participating Company Group shall have no obligation to deliver shares of Stock until you have satisfied the obligations in connection with the Tax-Related Items as described in this section.

14.          NATURE OF AWARD.  In accepting your Award, you acknowledge that:

(a)           the Plan is established voluntarily by the Company; it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan, Program and this Award Agreement;

(b)           the grant of your Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past;

(c)           all decisions with respect to future Awards under the Plan, if any, will be at the sole discretion of the Committee;

(d)           your participation in the Plan shall not create a right to further employment with the Company or the Participating Company Group and shall not interfere with any ability of the Company or the Participating Company Group to terminate your employment relationship at any time with or without cause;

(e)           you are voluntarily participating in the Plan;

(f)            an Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)           in the event that you are not an employee of the Company, your Award will not be interpreted to form an employment contract or relationship with the Company; and furthermore, your Award will not be interpreted to form an employment contract with the other members of the Participating Company Group;

(h)           the future value of the shares of Stock subject to your Award is unknown and cannot be predicted with certainty; and

(i)            no claim or entitlement to compensation or damages arises from termination of your Award or diminution in value of your Award or shares of Stock issued pursuant to an Actual Award resulting from termination of your Service with the Company or the Participating Company Group (for any reason whether or not in breach of applicable labor laws), and you irrevocably release the Company and the Participating Company Group from any such claim that may arise.  If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by executing the Grant Notice, you shall be deemed irrevocably to have waived your entitlement to pursue such a claim.

15.          DELIVERY OF DOCUMENTS AND NOTICES.  Any document relating to participating in the Plan or Program and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the e-mail address, if any, provided for you by the Company or a Participating Company or at such other address as such party may designate in writing from time to time to the other party.

(a)           Description of Electronic Delivery.  The Plan and Program documents, which may include but do not necessarily include the Plan prospectus, Grant Notice, Award Agreement and U.S. financial reports of the Company, may be delivered to you electronically.  Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Committee’s discretion.

(b)           Consent to Electronic Delivery.  You acknowledge that you have read Section 15 of this Award Agreement and consent to the electronic delivery of the Plan and Program documents, as described in Section 15 of this Award Agreement.  You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at equity@adobe.com.  You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide the Company or any designated third party with a paper copy of any documents delivered electronically if electronic delivery fails.  Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at equity@adobe.com.  Finally, you understand that you are not required to consent to electronic delivery.

16.          DATA PRIVACY CONSENT.  You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among the members of the Participating Company Group for the exclusive purpose of implementing, administering and managing your participation in the Plan and Program.

You understand that the Company and the Participating Company Group hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan and Program (“Data”).  You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan or Program, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.  You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Stock pursuant to an Actual Award.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.  You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan or Program.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

17.          HEADINGS.  The headings of the Sections in this Award Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Award Agreement or to affect the meaning of this Award Agreement.

18.          AMENDMENT.  The Committee may, without notice, amend, suspend or terminate the Program; provided, however, that no such action may adversely affect any then outstanding Award unless (i) expressly provided by the Committee and (ii) with the consent of the Participant, unless such action is necessary to comply with any applicable law, regulation or rule.

19.          MISCELLANEOUS.

(a)           The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)           You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)           You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

20.          GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan and Program, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan or Program.  In the event of any conflict between the provisions of your Award and those of the Plan or Program, the provisions of the Plan or Program shall control.  In the event of any conflict between the provisions of the Plan or Program, the provisions of the Plan shall control.

21.          APPLICABLE LAW.  This Award Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.